Exhibit 4.2


                          SUBSEQUENT TRANSFER AGREEMENT

         SUBSEQUENT TRANSFER AGREEMENT (the "Agreement"), dated as of March 4, 2005, by and between Ocean Bank, FSB (formerly known as Home Loan and Investment Bank, F.S.B.) (the "Seller") and Deutsche Bank National Trust Company (the "Indenture Trustee"), pursuant to the Indenture referred to below.

                                   WITNESSETH:

         WHEREAS, pursuant to a Mortgage Loan Purchase Agreement (the "MLPA"), dated as of December 16, 2004, between Financial Asset Securities Corp, as Purchaser (the "Purchaser") and Ocean Bank, FSB (formerly known as Home Loan and Investment Bank, F.S.B.) as Seller (the "Seller"), relating to Home Loan Mortgage Loan Trust Series 2004-2, Asset Backed Notes, Series 2004-2, the Seller will sell the Subsequent Mortgage Loans (as defined below) to the Issuer (as defined below), as assignee of the Purchaser under the MLPA; and

         WHEREAS, pursuant to the terms of an Amended and Restated Trust Agreement dated as of December 16, 2004 (the "Trust Agreement"), among the Purchaser, as depositor, (the "Depositor"), Wilmington Trust Company, as Owner Trustee (the "Owner Trustee") and Deutsche Bank National Trust Company, as certificate registrar and certificate paying agent (the "Certificate Registrar"), the Purchaser will sell the Mortgage Loans to a Trust designated as Home Loan Mortgage Loan Trust 2004-2, a Delaware statutory trust (the "Issuer"); and

         WHEREAS, pursuant to an Indenture (the "Indenture"), dated as of December 16, 2004, between Home Loan Mortgage Loan Trust Series 2004-2, a Delaware business trust, as Issuer (the "Issuer"), and Deutsche Bank National Trust Company, as Indenture Trustee (the "Indenture Trustee"), relating to Home Loan Mortgage Loan Trust Series 2004-2, Asset-Backed Notes, Series 2004-2, the Seller wishes to convey the Subsequent Mortgage Loans (as defined below) to the Trust, and the Trust wishes to acquire the same for consideration set forth in
Section III below; and

         WHEREAS, pursuant to the terms of this Agreement, the Seller shall pledge the Subsequent Mortgage Loans to the Indenture Trustee; and

         WHEREAS, the Seller has timely delivered to the Indenture Trustee, the Servicer, the Depositor, the Rating Agencies and the Note Insurer an Addition Notice related to such conveyance as required by Section 2.05 of the Indenture.

         NOW, THEREFORE, the Trust and the Seller hereby agree as follows:

         Section I. Capitalized terms used herein shall have the meanings ascribed to them in the Indenture unless otherwise defined herein.

                  "Cut-Off Date" shall mean, for purposes of this Agreement, the later of (a) the close of business on February 28, 2005 and (b) the date of origination of such Subsequent Mortgage Loan

                  "Purchase Agreement" shall mean, for purposes of this Agreement, the Mortgage


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         Loan Purchase Agreement dated as of December 16, 2004 between Financial
         Asset Securities Corp., as purchaser, and the Seller.

                  "Subsequent Mortgage Loans" shall mean, for purposes of this Agreement, the Subsequent Mortgage Loans listed in the Subsequent Mortgage Loan Schedule attached hereto as Schedule I.

                  "Subsequent Transfer Date" shall mean, with respect to the Subsequent Mortgage Loans transferred hereby, March 4, 2005.

         Section II. SUBSEQUENT MORTGAGE LOAN SCHEDULE. The Subsequent Mortgage Loan Schedule attached hereto as Schedule I is a supplement to the Mortgage Loan Schedule attached as Exhibit B to the Indenture. The Mortgage Loans listed in the Subsequent Mortgage Loan Schedule constitute the Subsequent Mortgage Loans to be transferred pursuant to this Agreement on the Subsequent Transfer Date.

         Section III. TRANSFER OF SUBSEQUENT MORTGAGE LOANS. As of the related Cut-Off Date, subject to and upon the terms and conditions set forth in Section
2.03 of the Servicing Agreement and Section 2.05 of the Indenture and set forth in this Agreement and the Purchase Agreement, the Seller hereby pledges to the Indenture Trustee without recourse other than as expressly provided herein and in the Indenture, all the right, title and interest of the Seller in and to the
(i) Subsequent Mortgage Loans delivered to the Indenture Trustee on the Subsequent Transfer Date, including the related Cut-Off Date Principal Balance, all interest accruing thereon after the applicable Cut-Off Date and all collections in respect of principal received on or after the related Cut-Off Date (exclusive of payments in respect of interest accrued on the Subsequent Mortgage Loans through the related Due Date in the month in which the Cut-Off Date occurs); (ii) property which secured a Subsequent Mortgage Loan and which is acquired by foreclosure or deed in lieu of foreclosure; (iii) interest of the Seller in any insurance policies in respect of the Subsequent Mortgage Loans; and (iv) all proceeds of any of the foregoing.

         Section IV. REPRESENTATIONS AND WARRANTIES OF THE SELLER. (a) The Seller hereby represents and warrants to the Trust that the representations and warranties of the Seller set forth in Section 3.1 of the Purchase Agreement and Sections 2.01 and 2.02 of the Servicing Agreement are true and correct as of the Subsequent Transfer Date.

         (b) The Seller hereby affirms, as of the Subsequent Transfer Date, the representations and warranties set forth in the Purchase Agreement that relate to the Seller and the Subsequent Mortgage Loans including those representations and warranties that do not relate exclusively to Initial Mortgage Loans.

         (c) The Seller hereby represents and warrants that (i) the aggregate of the Principal Balances of the Subsequent Mortgage Loans listed on the Subsequent Mortgage Loan Schedule and conveyed to the Trust pursuant to this Agreement is $17,186,810.65 as of the related Cut-Off Date, and (ii) the conditions set forth in Section 2.05 of the Indenture have been satisfied as of the Subsequent Transfer Date.

         Section V. RATIFICATION OF AGREEMENT. As supplemented by this Agreement, the Purchase Agreement is in all respects ratified and confirmed and the Purchase Agreement, as so supplemented by this Agreement, shall be read, taken and construed as one and the same instrument.

         Section VI. COUNTERPARTS. This Agreement may be executed in two or more counterparts (and by different parties in separate counterparts), each of which shall be an original but all of which together shall constitute one and the same instrument.

         Section VII. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                  OCEAN BANK, FSB (formerly known as HOME LOAN
                                  AND INVESTMENT BANK, F.S.B., the "Seller')
                                      as Seller


                                  By:
                                     ------------------------------------------
                                      Name:
                                      Title:


                                  DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                        as Indenture Trustee


                                  By:
                                     ------------------------------------------
                                      Name:
                                      Title:



                                  By:
                                     ------------------------------------------
                                      Name:
                                      Title:

                                   SCHEDULE I

                            SUBSEQUENT MORTGAGE LOANS

                                  [OCEAN BANK]